                                                                   EXHIBIT 10.11


SHAWMUT BANK, N.A.                                                LOAN AGREEMENT

     THIS AGREEMENT made this 13th day of January, 1995, by and between Bottomline Technologies, Inc., a New Hampshire corporation with an address and principal place of business at One Court Street, Exeter, New Hampshire, 03833-2742 (hereinafter called the "BORROWER") and Shawmut Bank, N.A., a national banking association organized and existing under the laws of the United States of America, with a principal place of business at One Federal Street, Boston, Massachusetts 02211-3204 (hereinafter called the "BANK").


                              W I T N E S S E T H:


     The following agreement of the parties:


                                   SECTION 1.
                                   ----------

                    AMOUNT AND TERMS OF CREDIT AND INTEREST
                    ---------------------------------------

                               THE REVOLVING LOAN
                               ------------------

     1.1 Subject to the terms and conditions of this Agreement, the Bank hereby establishes a revolving line of credit of up to $2,000,000.00 (the "REVOLVING LOAN") to be advanced as hereinafter provided. The Bank may, in its discretion, from time to time, make advances to the Borrower upon the Borrower's request; provided, however, that no advance will be made if, after giving effect to the Borrower's request for such advance, the outstanding principal balance of the Revolving Loan would exceed the sum of $2,000,000 (the "CREDIT LIMIT") MINUS the amount of advances constituting the Equipment Line (as hereinafter defined).

     1.2 Interest on advances under the Revolving Loan shall be payable monthly in arrears commencing on the first day of the first month next succeeding the date hereof at the rate of the Bank's Corporate Base Rate in effect from time to time. The Bank's "CORPORATE BASE RATE" shall mean the annual rate of interest established by the Bank from time to time at its principal office, as its Corporate Base Rate it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by Bank. The rate of interest payable by the Borrower shall be changed effective as of that day on which a change in the Bank's Corporate Base Rate becomes effective. Interest shall be computed on the basis of a 360-day year, for the actual number of days elapsed. Default interest shall be charged in accordance with the terms of the Revolving Note (as defined herein).

     1.3 The principal balance of the Revolving Loan shall be payable on the Termination Date (as hereinafter defined). On any date on which a payment of interest or principal is due hereunder, the Bank may charge the Borrower's demand deposit account(s) with the amount thereof. The failure of the Bank so to charge such account shall not relieve the Borrower of its obligations to make payments hereunder.

     1.4 As evidence of the Borrower's obligations under the Revolving Loan, the Borrower shall execute and deliver to the Bank a Secured Revolving Time Note (the "REVOLVING NOTE") of even date herewith.

     1.5 The Bank need not enter payments of interest and principal upon the Revolving Note but may maintain a record thereof on a separate ledger maintained by the Bank.

     1.6 No advance under the Revolving Loan will be made after December 30, 1995 (the "EXPIRATION DATE"), and the entire unpaid principal balance of the Revolving Loan, together with all unpaid interest accrued thereon and all accrued and unpaid fees, if any, shall be due and payable without notice or demand on December 31, 1995 (the "TERMINATION DATE").

     1.7 Prior to the close of the Bank's business on the Expiration Date, the Borrower may. repay, in whole or in part, the principal amount of the Revolving Loan minus the aggregate amount of advances constituting the Equipment Line (as hereinafter defined) and may, in the Bank's discretion, reborrow any such amounts repaid, all in accordance with this Section 1. If, at any time, the unpaid principal balance of the Revolving Loan exceeds the Credit Limit, the Borrower shall immediately pay to the Bank the amount of such excess without notice or demand.

     1.8 The Bank may, at any time and from time to time, upon the request of the Borrower, but in the Bank's sole and absolute discretion, extend either or both of the Expiration Date and the Termination Date.

                               THE EQUIPMENT LINE
                               ------------------

     1.9 Subject to the terms and conditions of this Agreement, the Bank will make an equipment line available to the Borrower in the maximum principal amount of $500,000.00 (the "EQUIPMENT LINE" and together with all other advances under the Revolving Loan, the "LOANS"), as evidenced by a Line of Credit Agreement for the Acquisition of Equipment (the "LINE OF CREDIT AGREEMENT") of even date.

     1.10 Interest on the principal balance of the Equipment Line shall be payable monthly in arrears commencing on the first day of the first month next succeeding the date of the first advance under the Equipment Line at the rate of the Bank's

Corporate Base Rate in effect from time to time. The rate of interest payable by the Borrower shall be changed effective as of that day on which a change in the Bank's Corporate Base Rate becomes effective. Interest shall be computed on the basis of a 360-day year, for the actual number of days elapsed.

     1.11 The principal balance of the Equipment Line shall be due and payable in full on December 31, 1995 unless that balance (or portions thereof in increments of at least One Hundred Thousand ($100,000.00) Dollars) is converted to a term loan(s) pursuant to the form of Term Note (the "EQUIPMENT TERM NOTE(S)") attached to the Line of Credit Agreement. The principal balance of the Equipment Term Note(s) shall be amortized in thirty-six (36) consecutive monthly installments, together with interest thereon at the Bank's Corporate Base Rate or at a fixed rate acceptable to Borrower and Bank. Such principal and interest payments shall be paid inonthly in arrears on the first day of each month, commencing with the first day of the first month next succeeding the date of the Equipment Term Note(s). On any date on which a payment of interest and principal is due under the Equipment Line or the Equipment Term Note(s), the Bank may charge the Borrower's demand deposit account(s) with the amount thereof. The failure of the Bank so to charge such account shall not relieve the Borrower of its obligations to make payments thereunder.

     1.12 Any principal payments under the Equipment Line or any Equipment Term Note(s) shall not create availability for the acquisition of additional equipment or with respect to the Revolving Loan as a whole.

     1.13 The Bank need not enter payments of interest or principal upon the Line of Credit Agreement or the Equipment Term Note, but may maintain a record thereof on a separate ledger maintained by the Bank.

     1.14 All of the Borrower's obligations to the Bank, of every kind and description, including those arising under this Agreement, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument they may be evidenced, including those arising under any other agreements, instruments or documents executed in conjunction herewith, or whether evidenced by an agreement or instrument, including obligations to perform acts and refrain from taking action, as well as obligations to repay the Loans, shall constitute the Borrower's "LIABILITIES" to the Bank, as the same may be modified, amended, replaced or extended from time to time.

     1.15 The Revolving Note, Line of Credit Agreement and the Equipment Term Note are incorporated herein to the same extent as if they were set forth in full in this Agreement.

     1.16 If after the date hereof, Bank determines that (i) the adoption of any applicable law, rule, or regulation regarding capital requirements for banks, bank holding companies or trust companies or the subsidiaries thereof,
(ii) any change in the interpretation or administration of any such law, rule or regulation by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (iii) compliance by Bank or its holding company with any request or directive of any such governmental authority, central bank or comparable agency regarding capital adequacy (whether or not having the force of law), has the effect of reducing the rate of return on Bank's capital to a level below that which Bank could have achieved (taking into consideration Bank's and its holding company's policies with respect to capital adequacy immediately before such adoption, change, or compliance and assuming that Bank's capital was fully utilized prior to such adoption, change, or compliance) but for such adoption, change, or compliance as a consequence of Bank's commitment to make advances pursuant hereto by any amount deemed by Bank to be material:

     i. Bank shall promptly, after Bank's determination of such occurrence, give notice thereof to Borrower; and

     ii. Borrower shall pay to Bank as an additional fee from time to time, on demand, such amount as Bank certified to be the amount that will compensate Bank for such reduction. Notwithstanding the aforesaid, no such fee shall be due and payable if Borrower satisfies all of its Liabilities to the Bank and terminates this Agreement within thirty (30) days of any such demand.

     A certificate of Bank claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to Bank, and the method by which such amounts were determined. In determining such amount, Bank may use any reasonable averaging and attribution method.

                                   SECTION 2.
                                   ----------

                         WARRANTIES AND REPRESENTATIONS
                         ------------------------------

     2.1 To induce the Bank to enter into this Loan Agreement and to make the Loans, the Borrower warrants and represents that, as of this date:

          (a) The Borrower is a duly or ani ed and existing corporation under the laws of the State of New Hampshire and is in good standing under the laws of said State of New Hampshire.

          (b) The Borrower is duly qualified to do business and in good standing as a foreign corporation in each state or other jurisdiction where the failure to qualify would have a material adverse effect on the Borrower's business or the collateral for the Liabilities.

          (c) The Borrower has good and clear record and marketable title to all properties and assets which it purports to own, free and clear of all mortgages, liens, pledges, charges, security interests and encumbrances, other than those being granted to the Bank, if any, and those reflected on EXHIBIT A attached hereto.

          (d) The Borrower owns and holds or leases all real and personal property necessary or incidental to the present future conduct of its business, including, without limitation, patents, trademarks, service marks, trade names, copyrights and licenses and other rights with respect to the foregoing.

          (e) All books and records of the Borrower, including, but not limited to, minute books, by-laws and books of account are materially accurate and reflect all material matters and transactions which should currently be reflected therein.

          (f) The general nature of the Borrower's business is as set forth on EXHIBIT A attached hereto.

          (g) The Borrower has no subsidiaries and no investments in the stock or securities of any other corporation, firm, trust or other entity, except as set forth on EXHIBIT A.

          (h) Except as set forth on EXHIBIT A and to the best of Borrower's knowledge, there are no actions, suits, investigations or proceedings pending, or to the knowledge of the Borrower threatened, against the Borrower or any of its properties in any court, before any governmental authority, arbitration board, or any other tribunal which, singly or in the aggregate, if decided adversely to the Borrower, would materially and adversely affect the business, properties or condition (whether financial or otherwise) of the Borrower. The Borrower is not, nor by execution and delivery of this Agreement and the performance of its obligations hereunder (with or without the passage of time) will the Borrower be in default with respect to any order of any court, governmental authority, arbitration board or other tribunal.

          (i) The Borrower has furnished to the Bank the financial statements for the time period indicated on EXHIBIT A attached hereto. Said statements fairly present, in all material respects, the condition of the Borrower at the dates thereof, and the statements of operation contained therein fairly present the results of the operations of the Borrower for the periods indicated, all in conformity with generally accepted accounting principles consistently applied.

          (j) Except to the extent reflected or reserved against in the financial statements referred to above, the Borrower, as of the date of said financial statements, had no liabilities of any nature, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities, due or to become due, or arising out of transactions entered into or any state of facts existing prior thereto.

          (k)  Since the date of the financial statements referred to in
Section 2.1(i), and except as shown on EXHIBIT A, to the best of the Borrower's knowledge, there has not been:

     (i) any change in the condition of the Borrower's assets or liabilities, other than changes in its ordinary course of business, none of which has been materially adverse, nor has there been any depletion of cash or decrease of working capital which has been materially adverse;

     (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Borrower's properties or business;

    (iii) any declaration of, setting aside of, or making of a payment of any dividend or other distribution with respect to the Borrower's capital stock or any direct or indirect redemption, purchase or other acquisition of any such stock, except for distributions to its stockholders to satisfy federal and state tax liabilities on undistributed income (if Borrower is a Subchapter "S" corporation); or

    (iv)  any materially adverse:

          (1)   controversy with any labor organization or employees;

          (2) claim or controversy involving any federal, state or local governmental agencies; or

          (3) other event or condition materially affecting the business or properties of the Borrower.

          (l) The Borrower has filed all federal and state income tax returns, excise tax returns, and all other tax returns of every kind and nature which are required to be filed by the Borrower as of the date hereof and has paid all taxes shown to be due on said returns.

          (m) The Borrower keeps all records concerning its accounts (as said term is defined in the Massachusetts Uniform Commercial Code) and has its chief executive office and principal place of business at the address set forth at the beginning of the Agreement. The Borrower has no other addresses at which the

Borrower has an office, conducts business or at which any of the Borrower's property is located except as set forth on EXHIBIT A.

          (n) The execution and delivery of this Agreement, the borrowing by the Borrower as herein provided, the execution and delivery by the Borrower of all instruments, agreements and documents of every kind and nature pursuant hereto and the performance by the Borrower of all of its obligations to the Bank hereunder ave been duly authorized by the Board of Directors of the Borrower and, to the extent required by law or otherwise, by the Borrower's stockholders, and this Agreement and all instruments, agreements and documents executed pursuant hereto are valid and binding obligations of the Borrower enforceable in accordance with their terms except to the extent such enforceability may be limited by laws of general application affecting the rights of creditors.

          (o) There is no provision in the articles of organization, agreement of association or the by-laws of the Borrower, or any indenture, contract or agreement to which it is a party or by which it is bound, which prohibits the execution and delivery of this Agreement or the performance by the Borrower of its obligations hereunder.

          (p) No event has occurred and no condition exists, which, upon the execution and delivery of this Agreement would constitute a default or an Event of Default hereunder. Neither the nature of the Borrower or any of its business or properties, nor any relationships between the Borrower and any other person, nor any circumstances in connection with the execution or delivery of this Agreement, is such as to require a consent, approval, or authorization of or filing, registration, or qualification with, any governmental authority on the part of the Borrower as a condition of the execution and delivery of this Agreement or any other instrument, agreement or document contemplated hereby, or the performance by the Borrower of its obligations hereunder or thereunder.

          (q) The Borrower has no pension, profit sharing, stock option, Employee Stock Ownership Trust ("ESOT"), insurance or other similar plan providing for a program of deferred compensation or ,benefits for any employee or officer, except as indicated on EXHIBIT A hereto.


                                   SECTION 3.
                                   ----------

                             AFFIRMATIVE COVENANTS
                             ---------------------

     3.1 The Borrower will duly and punctually pay all interest and principal becoming due to the Bank and will duly and punctually perform all things on its part to be done or performed under this Agreement, or pursuant to any instrument, document or agreement executed pursuant hereto.

     3.2 The Borrower will, at all times, keep proper books of account in which full, true and correct entries will be made of its transactions in accordance with generally accepted accounting principles consistently applied.

     3.3 The Borrower will, at all reasonable times, make its books and records available, in its offices, for inspection, examination and copying by the Bank and the Bank's representatives and will, at all reasonable times, permit inspection of its properties by the Bank and the Bank's representatives.

     3.4 The Borrower will, from time to time, furnish the Bank with such information and statements as the Bank may reasonably request and with copies of all financial statements and reports that it shall send or make available to stockholders.

     3.5 The Borrower will furnish the Bank quarterly, within forty-five (45) days after the close of each fiscal quarter, commencing with the quarterly period in which this Agreement is executed, a balance sheet and income statement reflecting the financial condition of the Borrower at the end of each such period and the results of its operation during each such period. Each statement shall also contain comparative statements for the same period during the prior fiscal year. Each balance sheet and income statement is to be certified by the President or Treasurer of the Borrower, such certification to state that such balance sheet and income statement fairly present the financial condition and the result of operations of the Borrower at the end of such period and during such period in accordance with generally accepted accounting principles consistently applied, subject, however, to ordinary year-end adjustments, none of which will be materially adverse.

     3.6 The Borrower will furnish the Bank annually, within ninety (90) days after the close of each fiscal year, a balance sheet and income statement reflecting the financial condition of the Borrower at the end of each such fiscal year and the results of its operation during such fiscal year. Each such statement shall also contain comparative statements for the prior fiscal year. Each such balance sheet and income statement is to be audited by an independent certified public accountant satisfactory to the Bank with an audit quality statement to be issued by the accountant and signed by the President and/or Treasurer representing that neither the accounting firm nor the President and/or Treasurer of the Borrower is aware of any material modifications necessary to the financial statements for them to be in conformity with generally accepted accounting principles consistently applied.

     3.7 The Borrower will, on a quarterly basis, within forty-five (45) days of the end of each fiscal quarter, deliver to the Bank certificates signed by its President or Treasurer certifying that each such officer has reviewed the provisions of this Agreement (including, without limitation, the financial covenants contained in this Agreement, to the extent they are being tested at that time) and stating in his opinion, if such be the fact, that the Borrower has not been and is not in default as to any of the covenants and agreements of the Borrower contained in this Agreement, or in the event of any such default, setting forth the details thereof.

     3.8 The Borrower shall furnish to Bank monthly, within twenty (20) days after the close of each fiscal month, an accounts receivable aging, such aging to be in such form and certified by such officers of the Borrower as Bank may prescribe from time to time.

     3.9 The Borrower shall make its books and records available to the Bank for audit at any time and from time to time at the Bank's discretion and at the Borrower's expense provided that the maximum aggregate cost to the Borrower in any fiscal year shall not exceed $3,000.00 per year absent the occurrence of an Event of Default hereunder.

     3.10 The Borrower will maintain its corporate existence in good standing, comply with all laws and regulations of the United States, of any state or states thereof, of any political subdivision thereof and of any governmental authority which may be applicable to the Borrower or to the Borrower's business.

     3.11 The Borrower will pay all real and personal property taxes, assessments and charges and all franchise, income, unemployment, old age benefit, withholding, sales and other taxes assessed against it or payable by it at such times and in such manner to prevent any penalty from accruing or any lien or charge from attaching to its properties. The provisions of this section, however, shall not preclude the Borrower from contesting in good faith and diligently prosecuting any such tax. The Borrower shall not be in default under this Section by reason of the existence of a lien for taxes not then due.

     3.12 The Borrower will put and maintain its properties in good repair, working condition and order and, from time to time, make all needful and proper repairs, renewals and replacements.

     3.13 The Borrower will maintain insurance at all times covering such risks and in such amounts as the Bank may reasonably require in accordance with industry standards, all such insurance to be in such form and for such periods and written by such companies as shall be reasonably acceptable to the Bank.

     3.14 The Borrower will pay or reimburse the Bank, on demand, for all expenses (including, without limitation, reasonable counsel fees and expenses) incurred or paid by the Bank in connection with the preparation, amendment, interpretation, extension or negotiation of this Agreement, and any instrument, agreement or document to be delivered pursuant hereto; the enforcement by the Bank of its rights as against the Borrower or any other person primarily or secondarily liable to the Bank hereunder or thereunder; the administration, supervision, protection or realization on any Collateral held by the Bank as security for any obligation of the Borrower or any other person primarily or secondarily liable with respect thereto and in the defense of any action against the Bank with respect to its rights or liabilities hereunder or thereunder.

     3.15 The Borrower will punctually and promptly make all payments and perform all other obligations which may be required of it with respect to any indebtedness (whether for money borrowed, goods purchased, services rendered or however such indebtedness may otherwise arise) owing to persons, firms or corporations other than the Bank, including, without limitation, indebtedness which may be secured by a security interest in assets of the Borrower or property of the Borrower, and all obligations under the terms of any lease in which the Borrower is the lessee. The provisions of this section shall not preclude the Borrower from contesting in good faith and diligently prosecuting any such indebtedness or obligation.

     3.16 The Borrower shall pay or cause to be paid when due all amounts necessary to fund in accordance with their terms all the Borrower's deferred compensation plans whether now in existence or hereafter created, and the Borrower will not withdraw from participation in, permit the termination or partial termination of, or permit the occurrence of any other event with respect to any deferred compensation plan maintained for the benefit of its employees under circumstances that could result in liability to the Pension Benefit Guaranty Corporation, or any of its successors or assigns, or to the entity which provides funds for such deferred compensation plan.

                                   SECTION 4.
                                   ----------

                               NEGATIVE COVENANTS
                               ------------------

     4.1 The Borrower will not issue evidences of indebtedness or create, assume, become contingently liable for, or suffer to exist indebtedness in addition to indebtedness to the Bank, except for debt to its officers, directors and stockholders that is subordinated to the Loans on terms satisfactory to the Bank (the "SUBORDINATED DEBT"); provided, however, that the Borrower may incur liabilities which are incurred or arise in the ordinary course of the Borrower's business (other than liabilities incurred or arising with respect to money borrowed) and purchase money security interests in acquired assets as reflected on EXHIBIT A.

     4.2 The Borrower will not pay dividends either in cash or in kind on any class of its capital stock; provided that the Borrower may pay dividends in the form of stock.

     4.3 The Borrower will not make any loans or advances to any individual, firm or corporation, including, without limitation, its officers and employees in excess of $100,000.00 outstanding in the aggregate (exclusive of the loan referenced below); provided, however, that the Borrower may make advances to its employees, including its officers, with respect to expenses incurred by such employees, which expenses are reimbursable by the Borrower and directly related to the conduct of the Borrower's business and provided that the Bank recognizes that a loan in the amount of $65,000.00 is outstanding as of the date hereof.

     4.4 The Borrower will not invest in or purchase any stock or securities of any individual, firm or corporation, provided, however, the Borrower may invest in direct obligations of the United States of America having a maturity of one year or less from the date of investment.

     4.5. The Borrower will not merge or consolidate or be merged or consolidated with or into any other corporation.

     4.6 The Borrower will not sell or dispose of any of its assets except for sales of inventory in the ordinary course of its business; provided, however, that the Borrower may dispose of (or trade in) equipment which is no longer required for the conduct of the Borrower's business so long as the Borrower receives therefor a sum (or credit) substantially equal to such equipment's fair value.

     4.7 Except as set forth on EXHIBIT A, the Borrower will not -grant or suffer to exist any mortgage, pledge, title retention agreement, security interest, lien, charge or encumbrance with respect to any of its assets, tangible or intangible, whether now owned or hereafter acquired, or subject any of such assets to the prior payment of any indebtedness, or transfer in any manner any of such assets with the intent or purpose, directly or indirectly, of subjecting such assets to the payment of indebtedness.

     4.8 The Borrower will not engage in any business other than the business in which it is currently engaged or a business reasonably allied thereto.

     4.9   (Minimum tangible net worth).  The Borrower will not permit its
           ---------------------------
tangible net worth to be less than the following amounts as at the end of the following periods:

          MINIMUM AMOUNT            TIME PERIOD
          --------------            -----------

          $1,809,000.00             Fiscal Year ending June 30, 1995

     The term "TANGIBLE NET WORTH" shall mean stockholders' equity determined in accordance with generally accepted accounting principles, consistently applied,

subtracting therefrom:  (i) intangibles (as determined in accordance with such
---------------------
principles so applied), and (ii) accounts and indebtedness owing from any employee or parent, subsidiary or other affiliate.

     4.10  (Maximum debt to tangible net worth ratio).  The Borrower will not
           -----------------------------------------
allow its total debt to be more than the following percentages of its tangible net worth for the following periods:

          MAXIMUX PERCENTAGE        TIME PERIOD
          ------------------        -----------

               200%                 Fiscal Year ending June 30, 1995

     4.11  (Minimum debt service and unfinanced capital expenditures coverage
           -----------------------------------------------------------------
ratio).  The Borrower will not permit the ratio of:
------

          (a) the aggregate of (i) earnings before interest, taxes, depreciation and amortization, MINUS (ii) unfinanced capital expenditures, MINUS (iii) permitted dividends, MINUS (iv) taxes actually paid by the Borrower to:

          (b) the sum of (i) interest, and (ii) the current maturities of long-term debt to be less than 1.50:1 for the twelve-month period ending on June 30, 1995.

     4.12 All accounting terms shall be construed and interpreted in accordance with generally accepted accounting principles consistently applied.

     4.13 The Borrower will not permit any changes in the senior management of the Borrower consisting of the President and Vice President\Chief Financial Officer without consulting the Bank prior to any proposed changes and obtaining the Bank's approval.

     4.14 The Borrower will not permit any material changes in the ownership of the Borrower (in excess of twenty (20%) percent of the issued and outstanding stock of the Borrower) without consulting the Bank prior to any proposed changes and obtaining the Bank's approval.

                                   SECTION 5.
                                   ----------

                            SECURITY AND GUARANTIES
                            -----------------------

     5.1 The Bank shall have and hold as security for the repayment of the Loans and all other Liabilities of the Borrower to the Bank a security interest in substantially all of the Borrower's business assets (the "COLLATERAL"), and the Borrower will execute and deliver all agreements, instruments and documents, in form and substance satisfactory to the Bank, to establish, create and perfect the same, including, without limitation, a Security Agreement (All Assets) of even date (the "SECURITY AGREEMENT").

     5.2 Any and all deposits or other sums at any time credited by or due from the Bank to the Norrower shall at all times constitute additional security for all obligations of the Borrower to the Bank and may be set off against any such obligatios at any time after the occurrence of an Event of Default, as applicable, whether or not security held by the Bank is deemed to be adequate. Any and all instruments, documents, policies and certificates insurance, securities, goods, accounts receivable, choses in action, chattel paper, cash, property and the proceeds thereof owned by the Borrower or in which the Borrower has an interest, which now or hereafter are at any time in possesion or control of the Bank or in transit by mail or carrier to or from the Bank or in the possession of any third party acting in the Bank's behalf, without regard to whether the Bank received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether the Bank has conditionally released the same, shall constitute additional security for such obligations and may be applied at any time after demand or the occurrence of an Event of Default, as applicabe, to such obligations, whether due or not.

                                   SECTION 6.
                                   ----------

                                    DEFAULT
                                    -------

     6.1 The occurrence of any of the following events (after the expiration of any applicable grace period) shall be an Event of Default hereunder:

          (a) The Borrower shall fail to pay any installment of principal or interest on account of the Loans when such payment is due, or on demand, if such payment is due on demand.

          (b) The Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or in any instrument, document or agreement executed pursuant hereto and the expiration of fifteen (15) days from such failure, or failure to adhere to the financial covenants contained in
Section 4 hereof (without any grace period).

          (c) Any warranty, representation or statement made or furnished to the Bank by or on behalf of the Borrower proves to have been false in any material respect when made or furnished.

          (d) Any event which results in the acceleration of the aturity of the indebtedness of the Borrower to others in excess of $10,000.00 under any indenture, agreement, undertaking or otherwise.

          (e) Dissolution, termination of existence, insolvency, or business failure of the Borrower.

          (f) The Borrower shall: (i) cease, be unable, or admit in writing its inability to pay its debts as they mature, or make a general assignment for the benefit of, or enter into any composition, trust mortgage or other arrangement with creditors; (ii) apply for, or consent (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee or liquidator of the Borrower or of a substantial part of its assets, or authorize such application or consent, or proceedings seeking such appointment shall be commenced against the Borrower and continue undismissed for sixty (60) days; or
(iii) apply for, or consent (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or authorize such application or consent, or proceedings to such end shall be instituted against the Borrower and remain unstayed and undismissed for sixty (60) days, be approved as properly instituted or result in adjudication of bankruptcy or insolvency. Upon the filing of any involuntary petition, Bank's agreement to consider making additional Loans hereunder shall terminate until the involuntary petition is dismissed.

          (g) The calling or sufferance by the Borrower of a meeting of the creditors of the Borrower or the occurrence of a meeting by the Borrower or a representative thereof with a formal or informal committee of creditors of the Borrower.

          (h) The occurrence of an Event of Default under the Equipment Term Note(s) or the Line of Credit Agreement.

     6.2 Upon the occurrence of any Event of Default, all Liabilities of the Borrower to the Bank shall, at the Bank's option and without notice or demand, and notwithstanding any terms of payment in any note or other instrument evidencing such Liabilities, become immediately due and payable, and any obligation of the Bank to consider making Loans pursuant to Section 1 shall terminate.

                                   SECTION 7.
                                   ----------

                                     NOTICE
                                     ------

     7.1 All notices and other communications hereunder shall be made by facsimile, telegram, telex, electronic transmitter, overnight air courier, or certified or registered mail, return receipt requested, and shall be deemed to be received by the party to whom it was sent one (1) business day after sending, if sent by telegram, telex, electronic transmitter, or overnight air courier, and three (3) business days after mailing if sent by certified or registered mail. All such notices and other communications to a party hereto shall be addressed to such party at the address set forth at the beginning of this Agreement or to such other address as such party may designate for itself in a notice to the other party given in accordance with this section.

     7.2 The addresses to which such communications shall be sent are as follows:

          (a)  If intended for the Borrower, to:

               Bottomline Technologies, Inc.
               One Court Street
               Exeter, New Hampshire  03833-2742

               Attn:  Ms. Laurel J. Greenlaw, Director of Finance

               with copies to:

               John A. Burgess, Esq.
               Hale and Dorr
               60 State Street
               Boston, Massachusetts  02109

          (b)  If intended for the Bank, to:

               Shawmut Bank, N.A.
               One Federal Street
               Boston, MA  02211-3202

               Attn:  Mr. Robert A. Lupien, V.P.

               with copies to:

               Brian T. Garrity, Esq.
               Shapiro, Israel & Weiner, P.C.
               100 North Washington Street
               Boston, MA  02114

     7.3   The addresses set forth herein may be changed by notice hereunder.

                                   SECTION 8.
                                   ----------

                                 MISCELLANEOUS
                                 -------------

     8.1 The Borrower will from time to time execute and deliver to the Bank all such other and further instruments and documents and take or cause to be taken all such other and further action as the Bank may reasonably request in order to effect and confirm or vest more securely in the Bank all rights contemplated in this Agreement.

     8.2 The Borrower may take any action herein prohibited or omit to perform any act required to be performed by the Borrower if the Borrower shall obtain the Bank's prior written consent to each such action, or omission to act. No waiver on the Bank's part on any one occasion shall be deemed a waiver on any other occasion. The Bank shall not be deemed to have waived any of its rights hereunder unless such waiver shall be in writing and duly signed by an authorized officer of the Bank.

     8.3 This Agreement may be amended only by an instrument in writing and duly signed by the Borrower and an authorized officer of the Bank.

     8.4 All covenants, agreements, representations and warranties contained in this Agreement shall bind the Borrower, the Bank and their respective successors and assigns, and shall inure to the Borrower's and Bank's benefit and the benefit of the Borrower's and Bank's successors and assigns, whether expressed or not.

     8.5 All rights of the Bank hereunder shall be cumulative. The Bank shall not be required to have recourse to any Collateral before enforcing its rights or remedies against the Borrower. The Borrower hereby waives presentment and protest of any instrument and any notice thereof.

     8.6 If any provisions of this Agreement shall be held to be illegal or unenforceable, such illegality or unenforceability shall relate solely to such provision and shall not affect the remainder of this Agreement.

     8.7 This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

     8.8   This Agreement shall take effect as an instrument under seal.

     8.9 BORROWER AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Borrower hereby certifies that neither Bank nor any of its representatives, agents or counsel has represented, expressly or otherwise, that Bank would not, in the event of any such suit, action or proceeding, seek to enforce this waiver of right to trial by jury. Borrower acknowledges that Bank has been induced to enter into this Agreement by, among other things, this waiver. Borrower acknowledges that it has read the provisions of this Agreement and in particular, this Section; has consulted legal counsel; understands the right it is granting in this Agreement and is waiving in this Section in particular, and makes the above waiver knowingly, voluntarily and intentionally.

     8.10 Borrower and Bank agree that any action or proceeding to enforce or arising out of this Agreement may be commenced in any court of the Commonwealth of Massachusetts sitting in the counties of Suffolk or Middlesex, or in the District Court of the United States for the District of Massachusetts, and Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and confer personal jurisdiction if served by registered or certified mail to Borrower or as otherwise provided by the laws of the Commonwealth of Massachusetts or the United States of America.

     8.11 The Exhibit annexed hereto as Exhibit A is the only Exhibit to be annexed to this Agreement, and the material contained therein shall be incorporated herein.

     8.12 The captions herein contained are inserted as a matter of convenience only and such captions do not form a part of this Agreement and shall not be utilized in the construction hereof.


WITNESS:                                BOTTOMLINE TECHNOLOGIES, INC.
(AS TO BOTH)


  /s/  Brian T. Garrity                 By:   /s/  James L. Loomis
-----------------------------               --------------------------------
Brian T. Garrity                            James L. Loomis, Treasurer


                                        SHAWMUT BANK, N.A.


                                        By:   /s/  Robert A. Lupien
                                            --------------------------------
                                            Robert A. Lupien, Vice President